UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 24, 2014 (November 21, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Second Lien Notes Successor Trustee

On November 21, 2014, Caesars Entertainment Operating Company, Inc. (“CEOC”), a subsidiary of Caesars Entertainment Corporation (“CEC”), entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument”) with Wilmington Savings Fund Society, FSB, as resigning trustee (the “Resigning Trustee”), and Delaware Trust Company, as successor trustee (the “Successor Trustee”), for CEOC’s 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015 issued under the Indenture dated December 24, 2008 (as may have been amended, supplemented or otherwise modified, the “Second Lien Notes Indenture”).

The Instrument provides, among other things, that (i) the Resigning Trustee assigns, transfers, delivers, and confirms to the Successor Trustee all right, title, and interest of the Resigning Trustee in and to the trust created by the Second Lien Notes Indenture, and the Resigning Trustee resigns as Trustee, Registrar, Paying Agent, Notes Custodian under the Second Lien Notes Indenture and as Collateral Agent under the Second Lien Notes Indenture and the related security documents, (ii) CEOC accepts the resignation of the Resigning Trustee and appoints the Successor Trustee as Trustee, Registrar, Paying Agent and Notes Custodian under the Second Lien Notes Indenture and as Collateral Agent under the Second Lien Notes Indenture and the related security documents, and (iii) the Successor Trustee accepts its appointment as Trustee under the Second Lien Notes Indenture and assumes all the rights, powers, and trusts of the Trustee under the Second Lien Notes Indenture, and accepts its appointment as Registrar, Paying Agent, Collateral Agent and Notes Custodian under the Second Lien Notes Indenture and the applicable security documents.

Notice of Default

On November 21, 2014, CEOC received a Notice of Default (the “Notice”) from UMB Bank, National Association, as successor trustee to U.S. Bank National Association (the “Trustee”), under the Indenture, dated as of February 14, 2012 (the “First Lien Notes Indenture”), by and among CEOC, CEC and the Trustee, relating to CEOC’s outstanding first-priority senior secured notes (the “Notes”) issued under the First Lien Notes Indenture. CEOC is party to an amended and restated collateral agreement, dated as of June 10, 2009 (the “First Lien Collateral Agreement”) by and among CEOC, the subsidiaries of CEOC party thereto (together with CEOC, the “Pledgors”) and Credit Suisse AG, Cayman Islands Branch, as successor collateral agent to Bank of America, N.A. The Trustee’s claims in the Notice are substantially similar to the claims made by the noteholders and the trustee of CEOC’s second-priority senior secured notes issued under the Indenture, dated April 15, 2009, by and among CEOC, CEC and Wilmington Savings Fund Society, FSB, as successor trustee, and under the Indenture, dated December 24, 2008, among CEOC, CEC and Delaware Trust Company, as successor trustee, as previously disclosed in CEC’s and CEOC’s Current Reports on Form 8-K dated June 6, 2014 and October 17, 2014 (such prior claims, the “Prior Second Lien Claims”).

        The Notice alleges that the following defaults (the “Specified Defaults”) have occurred and are continuing under the First Lien Notes Indenture: (i) the transactions (the “May Transactions”) consummated by CEOC and certain of its subsidiaries pursuant to the Transaction Agreement, dated as of March 1, 2014, among CEC, CEOC, certain of CEOC’s subsidiaries, Caesars Acquisition Company and Caesars Growth Partners LLC (“Caesars Growth Partners”) and the transactions (the “Services Transactions”) consummated pursuant to the Omnibus License and Enterprise Services Agreement, dated as of May 20, 2014, by and among Caesars Enterprise Services, LLC, CEOC, Caesars Entertainment Resort Properties LLC, Caesars Growth Partners, Caesars Licensing Company, LLC and Caesars World, Inc., in each case, violated the asset sales and affiliate transactions covenants under the First Lien Notes Indenture because, among other things, (a) the consideration received by CEOC and its subsidiaries was not at least equal to the fair market value of the assets transferred and CEOC could not in good faith have determined otherwise, (b) in the case of the May Transactions, any transfers of assets by restricted subsidiaries to unrestricted subsidiaries did not constitute permitted investments (as such transfers are allegedly not “investments” within the meaning of that term) under the First Lien Notes Indenture and (c) the transactions were on terms that were materially less favorable to CEOC and the relevant restricted subsidiaries than those that could have been obtained in a comparable transaction by CEOC or such restricted subsidiaries with unrelated persons (clauses (a), (b) and (c) collectively, the “Asset Sales and Services Transactions”); (ii) the transactions (the “Intercompany Transactions”), including any transfers made in calendar years 2012, 2013 and 2014, consummated pursuant to (x) the Amended and Restated Credit Agreement, dated as of November 14, 2012, among CEOC, as borrower, and CEC, as lender, and (y) the Global Intercompany Note, dated as of January 28, 2008, among CEOC and certain affiliate parties thereto violated the affiliate transactions covenant in the First Lien Notes Indenture because, among other things, such transactions were on terms that were materially less favorable to CEOC than those that could have been obtained in a comparable transaction by CEOC with unrelated persons; (iii) the transactions (the “Incurrence Transactions”) consummated pursuant to the Incremental Facility Amendment and Term B-7 Agreement, dated as of June 11, 2014, among Caesars Operating Escrow, LLC, CEC, the Incremental Lenders party thereto, Bank of America, N.A. and Credit Suisse AG, Cayman Islands Branch and the Amendment Agreement, dated as of July 25, 2014, among CEC, CEOC, Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch and the lenders party thereto violated the lien incurrence covenant in the First Lien Notes Indenture; (iv) the transactions (the “Note Transactions”) consummated pursuant to the Note Purchase and Support Agreement among CEOC, CEC and certain holders of CEOC’s 6.50% senior notes due 2016 and 5.75% senior notes due 2017 violated the restricted payments covenant in the First Lien Notes Indenture (clauses (iii) and (iv) the “Alleged Financing Defaults”); (v) CEOC and certain other Pledgors failed to have the obligations of such Pledgors assumed by any successor pledgers in connection with the May Transactions (the “Alleged Successor Obligor Default”); and (vi) CEOC and the other Pledgors failed to comply with the voting provisions in the First Lien Collateral Agreement because such entities exercised their voting and/or other consensual rights and powers in respect of collateral pledged under the First Lien Collateral Agreement to approve the May Transactions, the Services Transactions, the Intercompany Transactions, the Incurrence Transactions and the Note Transactions (the foregoing alleged defaults, the “Alleged Transaction Defaults”).

The Trustee demands that the Specified Defaults be remedied immediately.

There is approximately $1.25 billion of Notes outstanding under the First Lien Notes Indenture. Under certain circumstances, the holders of at least 30% in principal amount of outstanding Notes may accelerate CEOC’s obligations under the Notes upon an actual event of default under the First Lien Notes Indenture and may, after providing the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense, request the Trustee to pursue remedies, which are subject to the terms of the agreements governing the Notes, including applicable intercreditor agreements.

If there were an actual event of default under the First Lien Notes Indenture, it would constitute an event of default under CEOC’s senior secured credit facilities. In addition, if CEOC’s obligations with respect to the Notes are accelerated, it could trigger events of default under CEOC’s other secured and unsecured notes. These consequences could have a material adverse effect on CEC’s and CEOC’s business, financial condition, results of operations and prospects.

With respect to the Alleged Transaction Defaults, as is the case with respect to the Prior Second Lien Claims, CEOC does not believe that a default or an event of default has occurred under the First Lien Notes Indenture and, furthermore, CEOC believes that such claims are meritless.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: November 24, 2014	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary